Theravance Reports Third Quarter 2009 Financial Results

SOUTH SAN FRANCISCO, CA -- (Marketwire - October 27, 2009) - Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the quarter ended September 30, 2009. Net loss for the third quarter of 2009 was $22.2 million compared with $20.9 million for the same period in 2008. Net loss per share was $0.35 for the third quarter of 2009 compared with a net loss per share of $0.34 for the same period in 2008.

"In the third quarter, Theravance achieved significant milestones with the approval of VIBATIV™ in the United States and in Canada," said Rick E Winningham, Chief Executive Officer. "VIBATIV was discovered and developed by Theravance and is our first approved medicine. We believe that VIBATIV will provide an important new option for physicians treating complicated skin and skin structure infections caused by Gram-positive bacteria including MRSA. In the Horizon program, GlaxoSmithKline (GSK) and Theravance announced the initiation of the large Phase 3 program in COPD this morning and noted our full commitment to the development of the asthma program. We are excited about the accomplishments of Theravance and will continue to work diligently to advance our programs."

Key Program Highlights

Respiratory Programs

Horizon

Earlier today, GSK and Theravance reported that the first patient has commenced treatment in the Phase 3 program to develop a next-generation combination treatment for patients with chronic obstructive pulmonary disease (COPD). The Phase 3 program comprises a broad range of large scale Phase 3 studies to evaluate the investigational once-a-day long-acting beta agonist (LABA), 642444 ('444), in combination with the once-a-day inhaled corticosteroid (ICS), fluticasone furoate (FF), for the treatment of COPD. The overall program, which will study more than 6,000 patients, includes two 12-month exacerbation studies, two 6-month efficacy and safety studies, a detailed lung function profile study, and studies to assess the potential for superiority of the fixed combination of '444 and FF versus other treatments for COPD.

Bacterial Infections

Telavancin

On September 11, 2009, the U.S. Food and Drug Administration (FDA) approved VIBATIV™ (telavancin) for the treatment of adult patients with complicated skin and skin structure infections (cSSSI) caused by susceptible Gram-positive bacteria, including Staphylococcus aureus, both methicillin-resistant (MRSA) and methicillin-susceptible (MSSA) strains. VIBATIV was also recently approved by Health Canada for the treatment of adult patients with cSSSI. In October, we announced that Theravance earned a milestone payment of $20.0 million for the FDA approval of VIBATIV and supplying its collaboration partner, Astellas Pharma US, Inc. (Astellas), with the launch inventory for the first commercial sale in the United States. It was also reported that Astellas recently began notifying wholesalers that it is now accepting orders for VIBATIV in preparation for a commercial launch during the fourth quarter of 2009.

The New Drug Application (NDA) for telavancin for the treatment of nosocomial pneumonia (NP) is currently under review by the FDA, with a Prescription Drug User Fee Act (PDUFA) date of November 26, 2009. We believe that it is likely the review of the NDA will extend into 2010.

Eleven telavancin posters were presented at the 49th Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) in San Francisco, CA in September. In addition, telavancin posters will be presented at the 47th Annual Meeting of the Infectious Diseases Society of America in Philadelphia, PA from October 29 - November 1, 2009 and at CHEST 2009, the annual meeting of the American College of Chest Physicians (ACCP), in San Diego, CA from October 31 - November 5, 2009.

Financial Results

Revenue

Revenue was $5.5 million for the third quarter of 2009 compared with $6.0 million for the same period in 2008. Milestone payments received to date under our agreements with GSK and Astellas are being amortized over the relevant performance periods.

Research and Development

Research and development expense for the third quarter of 2009 decreased to $19.5 million from $20.1 million for the same period in 2008. Total external research and development expense for the third quarter of 2009 was $3.8 million compared with $5.0 million for the same period in 2008. The lower expenses in the third quarter of 2009 were primarily due to decreased external costs related to the regulatory process for telavancin. Total research and development stock-based compensation expense was $2.9 million for both the third quarter of 2009 and 2008.

General and Administrative

General and administrative expense for the third quarter of 2009 increased to $7.1 million from $6.5 million for the same period in 2008. The higher expense in the third quarter of 2009 was due to increased employee-related and stock-based compensation expenses that were partially offset by reduced facilities and external expenses. Total general and administrative stock-based compensation expense for the third quarter of 2009 was $2.1 million compared with $1.8 million for the same period in 2008.

Restructuring Charges

The company incurred restructuring charges totaling $1.3 million for the nine months ended September 30, 2009. The charges resulted primarily from a loss recognized on the sublease of excess space in one of the company's South San Francisco, CA buildings as well as employee severance and benefits resulting from the reduction in force announced in April 2008.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $154.2 million as of September 30, 2009, a decrease of $21.5 million during the quarter. The decrease was primarily due to cash used in operations.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial 888-857-6930 from the U.S., or 719-457-2710 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through November 26, 2009. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on November 3, 2009 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 5942530.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: VIBATIV™ (telavancin) with Astellas Pharma Inc. and the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc. By leveraging its proprietary insight of multivalency toward drug discovery, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

VIBATIV is a trademark of Astellas Pharma Inc.

About VIBATIV

VIBATIV was discovered by Theravance in a research program dedicated to finding new antibiotics for serious infections due to Staphylococcus aureus and other Gram-positive bacteria, including MRSA. VIBATIV is a bactericidal, once-daily, injectable lipoglycopeptide antibiotic with a dual mechanism of action whereby VIBATIV both inhibits bacterial cell wall synthesis and disrupts bacterial cell membrane function. VIBATIV is indicated for the treatment of adult patients with cSSSI caused by susceptible isolates of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-susceptible and -resistant isolates), Streptococcus pyogenes, Streptococcus agalactiae, Streptococcus anginosus group (includes S. anginosus, S. intermedius and S. constellatus) and Enterococcus faecalis (vancomycin-susceptible isolates only).

VIBATIV Important Safety Information

Fetal Risk

Women of childbearing potential should have a serum pregnancy test prior to administration of VIBATIV. Avoid use of VIBATIV during pregnancy unless the potential benefit to the patient outweighs the potential risk to the fetus. Adverse developmental outcomes observed in three animal species at clinically relevant doses raise concerns about potential adverse developmental outcomes in humans. If not already pregnant, women of childbearing potential should use effective contraception during VIBATIV treatment.

Nephrotoxicity

New onset or worsening renal impairment occurred in patients who received VIBATIV. Renal adverse events were more likely to occur in patients with baseline comorbidities known to predispose patients to kidney dysfunction and in patients who received concomitant medications known to affect kidney function. Monitor renal function in all patients receiving VIBATIV prior to initiation of treatment, during treatment, and at the end of therapy. If renal function decreases, the benefit of continuing VIBATIV versus discontinuing and initiating therapy with an alternative agent should be assessed. Clinical cure rates in telavancin-treated patients were lower in patients with baseline CrCl less than or equal to 50 mL/min compared to those with CrCl greater than 50 mL/min. Consider these data when selecting antibacterial therapy for use in patients with baseline moderate/severe renal impairment.

Geriatric Use

Telavancin is substantially excreted by the kidney, and the risk of adverse reactions may be greater in patients with impaired renal function. Because elderly patients are more likely to have decreased renal function, care should be taken in dose selection in this age group.

Infusion Related Reactions

VIBATIV is a lipoglycopeptide antibacterial agent and should be administered over a period of 60 minutes to reduce the risk of infusion-related reactions. Rapid intravenous infusions of the glycopeptide class of antimicrobial agents can cause "Red-man Syndrome"-like reactions including: flushing of the upper body, urticaria, pruritus, or rash.

Clostridium difficile-Associated Diarrhea

Clostridium difficile-associated diarrhea (CDAD) has been reported with nearly all antibacterial agents and may range in severity from mild diarrhea to fatal colitis. CDAD must be considered in all patients who present with diarrhea following antibiotic use.

Development of Drug Resistant Bacteria

Prescribing VIBATIV in the absence of a proven or strongly suspected bacterial infection is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria. As with other antibacterial drugs, use of VIBATIV may result in overgrowth of nonsusceptible organisms, including fungi.

QTc Prolongation

Caution is warranted when prescribing VIBATIV to patients taking drugs known to prolong the QT interval. In a study involving healthy volunteers, VIBATIV prolonged the QTc interval. Use of VIBATIV should be avoided in patients with congenital long QT syndrome, known prolongation of the QTc interval, uncompensated heart failure, or severe left ventricular hypertrophy.

Coagulation Test Interference

VIBATIV does not interfere with coagulation, but does interfere with certain tests used to monitor coagulation such as prothrombin time, international normalized ratio, activated partial thromboplastin time, activated clotting time, and coagulation based factor Xa tests. Blood samples for these coagulation tests should be collected as close as possible prior to a patient's next dose of VIBATIV.

Adverse Reactions

The most common adverse reactions (greater than or equal to 10% of patients treated with VIBATIV) observed in the Phase III cSSSI clinical trials were taste disturbance, nausea, vomiting, and foamy urine.

In the Phase III cSSSI clinical trials, serious adverse events were reported in 7% of patients treated with VIBATIV and most commonly included renal, respiratory, or cardiac events. Serious adverse events were reported in 5% of vancomycin-treated patients, and most commonly included cardiac, respiratory, or infectious events.

For additional safety information including boxed warning, please visit www.VIBATIV.com.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and timing of clinical studies and product commercialization, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates, statements concerning enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, and statements regarding expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for, or to successfully launch, product candidates, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 5, 2009 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                             THERAVANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share data)

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                --------------------  --------------------
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
                                    (unaudited)           (unaudited)

Revenue (1)                     $   5,515  $   5,999  $  20,552  $  17,149

Operating expenses:
  Research and development (2)     19,541     20,075     59,118     66,850
  General and administrative (2)    7,061      6,494     20,909     22,916
  Restructuring charges                (6)        50      1,307      5,113

                                ---------  ---------  ---------  ---------
Total operating expenses           26,596     26,619     81,334     94,879
                                ---------  ---------  ---------  ---------

Loss from operations              (21,081)   (20,620)   (60,782)   (77,730)

Interest and other income             413      1,209      2,232      4,176
Interest expense                   (1,515)    (1,517)    (4,542)    (4,164)
                                ---------  ---------  ---------  ---------
Net loss                        $ (22,183) $ (20,928) $ (63,092) $ (77,718)
                                =========  =========  =========  =========
Basic and diluted net loss per
 share                          $   (0.35) $   (0.34) $   (1.00) $   (1.27)
                                =========  =========  =========  =========

Shares used in computing basic
 and diluted net loss per share    63,236     61,545     62,792     61,247
                                =========  =========  =========  =========

(1) Revenue includes amounts from GSK, a related party, of $2.7 million and $12.4 million for the three and nine months ended September 30,
    2009, respectively, and $3.3 million and $9.0 million for the three and nine months ended September 30, 2008, respectively.

(2) Amounts include stock-based compensation expense for the three and nine months ended September 30, as follows (in thousands):

                                    Three Months Ended   Nine Months Ended
                                        September 30,      September 30,
                                    ------------------- -------------------
                                      2009      2008      2009      2008
                                    --------- --------- --------- ---------
                                        (unaudited)         (unaudited)

Research and development            $   2,913 $   2,947 $   8,975 $   7,539
General and administrative              2,083     1,810     6,408     5,863
                                    --------- --------- --------- ---------
Total stock-based compensation
 expense                            $   4,996 $   4,757 $  15,383 $  13,402
                                    ========= ========= ========= =========

                             THERAVANCE, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                                September 30, December 31,
                                                    2009          2008
                                                ------------  ------------
                                                (unaudited)       (2)

Assets
  Cash, cash equivalents and marketable
   securities                                   $    154,229  $    200,605
  Other current assets                                 8,641         9,356
  Property and equipment, net                         13,910        16,206
  Other assets                                         6,692         9,989
                                                ------------  ------------
Total assets                                    $    183,472  $    236,156
                                                ============  ============

Liabilities and stockholders' net capital
 deficiency
  Current liabilities, net of current portion
   of deferred revenue (1)                      $     17,280  $     20,167
  Deferred revenue (1)                               167,007       176,559
  Convertible subordinated notes                     172,500       172,500
  Other long-term liabilities                          1,898         1,879
  Stockholders' net capital deficiency              (175,213)     (134,949)
                                                ------------  ------------
Total liabilities and stockholders' net
 capital deficiency                             $    183,472  $    236,156
                                                ============  ============

(1) Deferred revenue includes the current portion of $22.1 million and
    $23.8 million as of September 30, 2009 and December 31, 2008, respectively. The decrease in total deferred revenue is a result of revenue recognized in 2009 partially offset by milestones received.

(2) The condensed consolidated balance sheet amounts at December 31, 2008 are derived from audited financial statements.

Contact Information:

Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com